EXHIBIT 21
Subsidiaries of HSBC Finance Corporation

Names of Subsidiaries	US - State Organized
Beneficial Commercial Corporation	Delaware
Beneficial Commercial Holding Corporation	Delaware
Beneficial Company LLC	Delaware
Beneficial Connecticut Inc.	Delaware
Beneficial Consumer Discount Company	Pennsylvania
dba BMC of PA
Beneficial Credit Services Inc.	Delaware
Beneficial Credit Services of Connecticut Inc.	Delaware
Beneficial Credit Services of Mississippi Inc.	Delaware
Beneficial Credit Services of South Carolina Inc.	Delaware
Beneficial Direct, Inc.	New Jersey
Beneficial Finance Co.	Delaware
Beneficial Financial I Inc.	California
dba Beneficial Member HSBC Group
Beneficial Florida Inc.	Delaware
Beneficial Homeowner Service Corporation	Delaware
Beneficial Kentucky Inc.	Delaware
Beneficial Leasing Group, Inc.	Delaware
Beneficial Loan & Thrift Co.	Minnesota
Beneficial Louisiana Inc.	Delaware
Beneficial Maine Inc.	Delaware
dba Beneficial Credit Services of Maine
Beneficial Management Corporation of America	Delaware
Beneficial Massachusetts Inc.	Delaware
Beneficial Michigan Inc.	Delaware
Beneficial Mortgage Corporation	Delaware
Beneficial New Hampshire Inc.	Delaware
Beneficial New York Inc.	New York
Beneficial Oregon Inc.	Delaware
Beneficial Rhode Island Inc.	Delaware
Beneficial South Dakota Inc.	Delaware
Beneficial Tennessee Inc.	Tennessee
Beneficial West Virginia, Inc.	West Virginia
Beneficial Wyoming Inc.	Wyoming
BFC Insurance Agency of Nevada	Nevada
Cal-Pacific Services, Inc.	California
Capital Financial Services Inc.	Nevada
dba Capital Financial Services I Inc.
dba Capital Financial Services No. 1 Inc.
dba CFSI, Inc.
dba HB Financial Services
Decision One Mortgage Company, LLC	North Carolina
HFC Commercial Realty, Inc.	Delaware
HFC Company LLC	Delaware
HFC Leasing Inc.	Delaware

Names of Subsidiaries	US - State Organized
Household Capital Markets LLC	Delaware
Household Commercial Financial Services, Inc.	Delaware
Household Commercial of California, Inc.	California
Household Finance Consumer Discount Company	Pennsylvania
Household Finance Corporation II	Delaware
dba Household Finance Corporation of Virginia
Household Finance Corporation III	Delaware
dba HFC Mortgage of Nebraska
dba Household Mortgage Services
dba HSBC Mortgage
Household Finance Corporation of Alabama	Alabama
Household Finance Corporation of California	Delaware
Household Finance Corporation of Nevada	Delaware
Household Finance Corporation of West Virginia	West Virginia
Household Finance Industrial Loan Company of Iowa	Iowa
Household Finance Realty Corporation of Nevada	Delaware
Household Finance Realty Corporation of New York	Delaware
Household Financial Center Inc.	Tennessee
Household Global Funding, Inc.	Delaware
Household Industrial Finance Company	Minnesota
Household Industrial Loan Co. of Kentucky	Kentucky
Household Insurance Agency, Inc. Nevada	Nevada
Household Insurance Group Holding Company	Delaware
Household Ireland Holdings Inc.	Delaware
Household Pooling Corporation	Nevada
Household Realty Corporation	Delaware
dba Household Realty Corporation of Virginia
Household Servicing, Inc.	Delaware
Household Servicing Limited Partnership	Delaware
HSBC Card Services Inc.	Delaware
HSBC Consumer Lending (USA) Inc.	Delaware
HSBC Credit Center, Inc.	Delaware
HSBC Home Equity Loan Corporation I	Delaware
HSBC Home Equity Loan Corporation II	Delaware
HSBC Mortgage Services Inc.	Delaware
HSBC Retail Services Inc.	Delaware
HSBC Taxpayer Financial Services Inc.	Delaware
HSBC TFS I 2005 LLC	Delaware
HSBC TFS II 2005 LLC	Delaware
Mortgage One Corporation	Delaware
Mortgage Two Corporation	Delaware
Neil Corporation	Delaware
Palatine Hills Leasing, Inc.	Delaware
PHL Four, Inc.	New Jersey
Real Estate Collateral Management Company	Delaware
Renaissance Bankcard Services of Kentucky	Kentucky

Names of Subsidiaries	US - State Organized
Silliman Associates Limited Partnership	Massachusetts
Silliman Corporation	Delaware
SPE 1 2005 Manager Inc.	Delaware

Non-US Affiliates
Names of Subsidiaries	Country Organized
BFC Ireland (Holdings) Limited	Ireland
ICOM Limited	Bermuda